                                                               Exhibit 99(a)

                            ARTICLES OF INCORPORATION

                                       OF

                         VALUE LINE CENTURION FUND, INC.

FIRST:   We, the subscribers, Mark K. Tavel and Thomas Sexton, each of whose post office address is 711 Third Avenue, New York, New York 10017, all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

SECOND: The name of the corporation is Value Line Centurion Fund, Inc. (hereinafter called the "Corporation").

THIRD:   The purpose for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, is to act as an open end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

FOURTH; The post office address of the place of the principal office of the Corporation within the State of Maryland is 929 North Howard Street, Baltimore, Maryland 21201, c/o The Prentice-Hall Corporation System, Maryland.

         The Corporation's resident agent within the State of Maryland is The Prentice-Hall Corporation System, Maryland, whose post office address is 929 North Howard Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

FIFTH:   (1) The total amount of authorized capital stock of the Corporation and the number and par value of its shares is $50,000,000 consisting of 50,000,000 shares of the par value of $1.00 each, all of one class.

         (2) At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation, Any fractional share, if any such fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of record of one-- third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the shareholders, except as otherwise provided by law. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

         (3) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable, in the sense used in the General corporation law of the state of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

         (4) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

         (5) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the CAPITAL stock of the Corporation acquired by, it after the ISSUE thereof, or otherwise) other than sttch right, if any, as the Board of Directors, in its discretion, may determine.

         (6) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

SIXTH:   (1) The number of Directors of the Corporation, until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, is ten. The number of Directors shall never be less than the number prescribed by the General Corporation Law. The names of the persons who shall act as Directors of the Corporation until the first annual meeting of the shareholders and until their successors are duly elected and qualified are as follows:


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


                                   George W. Anderson
                                   Arnold Bernhard
                                   Jean B. Buttner
                                   Shelby Cullom Davis
                                   Leo R. Futia
                                   Edmund F. Mansure
                                   Charles E. Reed
                                   Ruxton M. Ridgely
                                   Paul Craig Roberts
                                   Mark K. Tavel

         However, the By-Laws of the Corporation may fix the number of Directors at a number greater or less than that named in these Articles of Incorporation.

         (2) The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

         (3) Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

         (4) If the By-laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

         (6) Shares of stock in other corporations shall be voted by the President or a Vice-President, or such officer or officers of the Corporation or such other person or persons as the Board of Directors shall designate for the purpose, or by proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote in respect thereto.

         (7) A. To the maximum extent permitted by the General Corporation Law as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, and employees and those persons who, at the request of the Corporation, serve or have served another corporation,


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partnership, joint venture, trust or other enterprises in one or more of such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

             B. Anything herein contained to the contrary notwithstanding, no officer or director of the Corporation shall be indemnified for any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved In the conduct of his office.

SEVENTH: The following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the Directors and stockholders.

                  SECTION 1: ISSUE OF THE CORPORATION'S SHARES

         1.01 General. The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares, including any additional shared hereafter authorized and any shares redeemed or repurchased by the Corporation, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of Section III hereof. All such authorized shares, when issued in accordance with the terms of this Section 1, shall be fully paid and nonassessable.

         1.02 Price. No shares of the Corporation shall be Issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation, before taxes payable by the Corporation in connection with such transaction, of at least the net asset Value per share determined as set forth in Section III hereof as of such time as the Board of Directors shall have by resolution theretofore prescribed by not earlier than the close of business on the business day (which term, as used herein, shall mean a day on which the New York Stock Exchange is open all or part of the day for unrestricted trading) next preceding the date of receipt of an unconditional purchase order for such shares. In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after receipt of such purchase order. For this purpose, the time of receipt of such an unconditional order shall be the time it is first received by the principal underwriter or by the custodian or depository of the Corporation's assets or by another agent of the Corporation designated for the purpose.

         1.03 ON MERGER OR CONSOLIDATION. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the value of the assets held by such investment company or investment trust as determined by the Board of Directors pursuant to the provisions of Section 3.04(b)(2)(iii) of this Article SEVENTH, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Corporation are permitted by law to be invested in such assets or stock.

         1.04 FRACTIONAL SHARES. The Board of Directors may issue and sell fractions of shares having pro rata all the rights of full shares, including without limitation, the right to vote and to receive dividends.

                    SECTION II: REDEMPTION AND REPURCHASE OF
                            THE CORPORATION'S SHARES

         2.01 REDEMPTION OF SHARES. The Corporation shall redeem its shares, subject to the conditions and at the price determined as hereinafter set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Board of Directors. Any such application must be accompanied by the certificate or certificates, if any, evidencing such shares, duly endorsed or accompanied by a proper instrument of transfer. The Board of Directors shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

         2.02 PRICE. Such shares shall be redeemed at their net asset value determined as set forth in Section III hereof as of such time as the Board of Directors shall have theretofore prescribed by resolution, which time shall not be later than the close of business on the next business day succeeding, and not earlier than the close of business on the next business day preceding, the date on which proper application is made for redemption. In the absence of such resolution, the redemption price of shares deposited shall be the net asset


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


value of such shares next determined as set forth in Section III hereof after receipt of such application.

         2.03 PAYMENT. Payment for such shares shall be made to the shareholders of record within seven days after the date upon which proper application is received, subject to the provisions of Section 2.04 hereof. Such payment shall be made in cash or other assets of the Corporation or both, as the Board of Directors shall prescribe. For the purposes of such payment for shares redeemed, the value of assets delivered shall be determined as set forth in Section III hereof as of the same time of which the per share net asset value of such shares is determined.

         2.04 EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If. pursuant to Section 3.03 hereof, the Board of Directors shall declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to Section 2.01 hereof, but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder whose redemption right is so suspended may, during the period of such suspension, by appropriate written notice of revocation to the office or agency where application was made, revoke his application and withdraw any share certificates which accompanied such application. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in Section III after the termination of such suspension, and payment shall be made within seven days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

         2.05 REPURCHASE BY AGREEMENT. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter or other agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section III hereof, provided payment is not made for the shares prior to the time as which such net asset value is determined.

         2.06 CORPORATION'S OPTION TO REDEEM SHARES.

                  (a) The Corporation shall have the right at any time and without prior notice to the shareholder to redeem all shares in any account for their then current net asset value per share if all shares in the account have an aggregate net asset value of less than $500, or such lesser amount as the Board of Directors may from time to time determine.

                  (b) The Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account for their then current net asset value per share if and to the extent it shall be necessary to reimburse the Corporation for any loss sustained by the Corporation by reason of the failure of the shareholder in whose name such account is registered to make


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


full payment for shares of the Corporation purchased by such shareholder.

                  (c) The right of redemption provided by each of the foregoing subsection of this Section 2.06 shall be subject to such terms and conditions as the Board of Directors may from time to time approve, and subject to the Corporation's giving general notice of its intention to avail itself of such right, either by publication in the Corporation's prospectus or by such means as the Board of Directors shall determine.

                     SECTION III: NET ASSET VALUE OF SHARES

         3.01 BY WHOM DERTERMINED. The Board of Directors shall have the power and duty to determine time to time the net asset value per share of the outstanding shares of the Corporation. It may delegate such power and duty to one or more of the directors and officers of the Corporation, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this Section by the Board of Directors or its delegate shall be binding on all parties concerned.

         3.02 WHEN DETERMINED. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week as of the close of business on a business day. In the absence of a resolution of the Board of Directors, the net asset value shall be determined as of the close of trading on the New York Stock Exchange on each business day.

         3.03 SUSPENSION OF DETERMINATION OF NET ASSET VALUE. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or (d) during which a governmental body having jurisdiction over the Corporation may by order permit for the protection of the security holders of the Corporation. Such suspension shall take effect at such time as the Board of Directors shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at the end, except that the suspension shall terminate in any event on the first day on which (a) the condition giving rise to the suspension shall have ceased to exist, and (b) no other condition exists under which suspension is authorized under this Section
3.03. Each


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


declaration by the Board of Directors pursuant to this Section 3.03 shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.


         3.04 COMPUTATION OF PER SHARE NET ASSET VALUE.

                  (a) NET ASSET VALUE PER SHARE. The net asset value of each share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation by the total number of shares outstanding.

                  (b) VALUE OF CORPORATION'S NET ASSETS. The value of the Corporation's net assets as of any particular time shall be the value of the Corporation's assets less its liabilities, determined and computed as follows:

                           (1) CORPORATION'S ASSETS. The Corporation's assets
shall be deemed to include (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Corporation (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Corporation (except accrued agreements,) (F) all repurchase agreements, and (G) all other property of every kind and nature, including prepaid expenses.

                           (2) VALUATION OF ASSETS. The valuation of such
assets is to be determined as follows:

                                    (i) CASH AND PREPAID EXPENSES. The value of
any cash on hand and of any prepaid expenses shall be deemed to be their full amount.

                                    (ii) OTHER CURRENT ASSETS. The value of any
cash on deposit, bills demand notes, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the Board of Directors shall determine that any such item is not worth its full amount. In such case, the value of the item shall be deemed to be its reasonable value, as determined by the Board of Directors.

                                    (iii) SECURITIES. Securities for which
representative market quotations are readily available are valued at the most recent bid price.


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


or yield equivalent as quoted by one or more dealers who make markets in such securities. Other securities are appraised at values deemed best to reflect their fair value as determined in good faith by or under the supervision of officers of the Corporation specifically authorized by the Board of Directors.

                  (3) THE CORPORATION'S LIABILITIES. The Corporation's liabilities shall not be deemed to include outstanding shares and surplus. They shall be deemed to include: (A) all bills and accounts payable, (B) all administrative expenses accrued, (C) all contractual obligations for the payment of money or property, including the amount of any declared by unpaid dividends upon the Corporation's shares, (D) all reserves authorized or approved by the Board of Directors for taxes or contingencies, and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by the Corporations' outstanding shares and surplus.

         3.05 INTERIM DETERMINATIONS. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which, in the opinion of the Board of Directors or its delegate, will fairly reflect the changes in the net asset value.

         3.06 MISCELLANEOUS. For the purposes of Section III:

                  (a) Shares of the Corporation sold shall be deemed to be outstanding as of the time an unconditional purchase order therefor has been received by the Corporation (directly or through one of its agents) or by one of its underwriters and the sale price in currency has been determined. When the sale is reported to the Corporation or to its agent for determining net asset value, the sale price thereof to the Corporation (less commission, if any, and less any stamp or other tax payable by the. Corporation in connection with issue and sale thereof) shall thereupon be deemed to be an asset of the Corporation.

                  (b) Shares of the Corporation for which an application for redemption has been made or which are subject to repurchase by the Corporation shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding and the price until paid shall be deemed to be a liability of the Corporation.

                  (c) Funds on deposit and contractual obligations payable to the Corporation in foreign currency and liabilities and contractual obligations payable by the Corporation in foreign currency shall be taken at the current rate of exchange as nearly as practicable at the time as of which the net asset value is computed.


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           SECTION IV: COMPLIANCE WITH INVESTMENT COMPANY ACT OF 1940

         Notwithstanding any of the foregoing provisions of this Article SEVENTH, the Board of Directors may prescribe, in its absolute discretion, such other bases and times for determining the per share net asset value of the Corporation's shares as it shall deem necessary or desirable to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Act of 1934, all as in effect now or as hereafter amended or added.

                            SECTION V: MISCELLANEOUS

         5.01 INSPECTION OF CORPORATION'S BOOKS. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of shareholders; and no shareholder shall have any right of inspecting any account, book or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the shareholders or the Board of Directors.

         5.01 NAME. The Corporation acknowledges that it is utilizing its corporate name pursuant to contract with Value Line Inc., a New York corporation, and that Value Line Inc. reserves the right to withdraw its permission to utilize such name upon the expiration of any such contract or successor contract, and further agrees that Value Line Inc. reserves to itself and any successor to its business the right to grant and withdraw the nonexclusive right to use the name "Value Line" or any similar name to any other corporation or entity, including, but not limited to, any investment company of which Value Line Inc. or any subsidiary or affiliate thereof, or any successor to the business of any thereof, shall be the investment advisor.

         5.03 DETERMINATION OF NET PROFITS, ETC.; DIVIDENDS. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what


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


accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare any pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the frequency of the effectiveness of such declaration; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of the Corporation.

         5.04 CONTRACTS. The Board of Directors may, in its discretion from time to time, authorize the Corporation to enter into exclusive or non-exclusive underwriting contracts or distribution agreements providing for the sale of the shares of capital stock of the Corporation at prices computed in accordance with
Section 1.02 of Article SEVENTH hereof, whereby the Corporation may either agree to sell the shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws or by the provisions of Article SEVENTH hereof; and such contract may also provide for the repurchase of shares of the Corporation by such other party as agent of the Corporation.

         The Board of Directors may, in its discretion, from time to time authorize the Corporation to enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Corporation such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may, in its discretion, determine.

         Any contract of the character described in the paragraphs above or for services as custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association or any subsidiary or affiliate of such corporation, firm, trust or association, although one or more of the directors of officers of the Corporation may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of


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


any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under, or by reason of, said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract, when entered into, was reasonable and fair and not inconsistent with the provisions of this Section
5.04. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to the above paragraphs, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph.

         Any contract entered into pursuant to the first two paragraphs of this
Section 5.04 shall be consistent with and subject to the requirements of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

         EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon such a vote and all right at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

         The Term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

         IN WITNESS WHEREOF, the undersigned incorporators of Value Line Centurion Fund, Inc., who executed the foregoing Articles of Incorporation, hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth herein are true in all material respects under the penalties of perjury.

         Dated August 1, 1983

                                                          /s/ Mark K. Tavel
                                                          ----------------------
                                                          Mark K. Tavel


                                                          /s/ Thomas J. Sexton
                                                          ----------------------
                                                          Thomas Sexton